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                                                                     EXHIBIT 99



FOR IMMEDIATE RELEASE
---------------------

              EMPIRE OF CAROLINA ANNOUNCES HIRING OF NEW EXECUTIVE VICE

                       PRESIDENT, CHANGES TO BOARD OF DIRECTORS


    DELRAY BEACH, FL, NOVEMBER 21, 1997 -- Empire of Carolina (AMEX:EMP) announced today that Jay Foreman has joined the Company as Executive Vice President. The Company also reported that Eugene M. Matalene, Jr. and Steven H. Hutchinson have resigned from its Board of Directors, and that John J. Doran has been elected to fill the seat vacated by Mr. Matalene.
    Mr. Foreman has 13 years experience in the toy industry, and most recently served as a Senior Vice President at Galoob Toys, Inc., preceded by 6 years as Executive Vice President at Play-By-Play. Mr. Foreman shall report directly to Steve Geller, Empire's Chief Executive Officer, and shall be directly responsible for the continuing rationalization of Empire's product lines, its marketing, product development, advertising and Orient operations.
    Steve Geller, C.E.O., commented, "We are excited to report the addition of Jay Foreman to our executive team. Jay's knowledge and experience is a tremendous asset to the Corporation, and his enthusiasm for the toy industry and our product lines has already created a new level of excitement in our organization."
    Messrs. Matalene and Hutchinson, who each served on the company's Board for approximately three years, resigned from the Board on October 21, and November 12, in order to focus their


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attention on other business interests.  The Company wishes to thank Messrs.
Matalene and Hutchinson for their contributions to the company, and wish them success in the future.
    John J. Doran has been elected to fill the vacancy created by the resignation of Mr. Matalene. Mr. Doran has a B.A. from the College of the Holy Cross and an M.B.A. from Harvard Business School. He is the president of Citizens Medical Corporation, a pharmacy benefit management corporation located in Boston, Massachusetts. Mr. Doran previously had been employed by the Clairol division of Briston-Myers Corporation, and has substantial experience in the marketing of consumer products. Mr. Doran currently serves on the Boards of Sandwich Cooperative Bank and Wedgestone Financial, and hosts a weekly sports television show on New England Cable News.
    The Company also reported that members of the Board will be meeting with candidates to fill the vacancy created by the resignation of Mr. Hutchinson, and will consider the election of such candidates at the next meeting of the Board of Directors.
    This press release contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, and management's plans and objectives. Such statements are subject to various risks and uncertainties which could cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties materialize, or should


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underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Such risks and uncertainties include the Company's ability to return to profitability, obtain additional financing or further extensions of the Company's senior credit line, the Company's ability to manage inventory, production and costs, to meet potential increases or decreases in demand, potential adverse customer impact due to delivery delays including effects on existing and future orders, competitive practices in the toy and decorative holiday products industries, changing consumer preferences and risks associated with consumer acceptance of new product introductions, potential increases in raw material prices, potential delays or production problems associated with foreign sourcing of production and the impact of pricing policies including providing discounts and allowances. Certain of these as well as other risks and uncertainties are described in more detail in the Company's Registration Statement on Form S-1 filed under the Securities Act of 1933, Registration No. 333-4440. The
Company undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
    Empire of Carolina, Inc. designs, develops, manufactures and markets a broad range of children's toys. Its Holiday products Division produces and markets decorative seasonal items including Christmas, Halloween and Easter illuminated products. The Company's full line of toys includes Real Bugs -TM-, the Big Wheel-Registered Trademark-


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line of ride-on toys, Grand Champions-Registered Trademark- collectible horses,
Buddy L-Registered Trademark- cars and trucks, and Power Drivers-Registered Trademark- ride-ons.


















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